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Singular Genomics Reports Instrument Shipments and Preliminary Unaudited Fourth Quarter 2023 Revenue

San Diego, CA, January 7, 2024 – Singular Genomics Systems, Inc. (Nasdaq: OMIC), a company leveraging novel next-generation sequencing (NGS) and multiomics technologies to empower researchers and clinicians, today announced instrument shipments and preliminary unaudited revenue for the fourth quarter of 2023.

The Company shipped eight G4 instruments in the fourth quarter of 2023. Preliminary unaudited revenue for the fourth quarter of 2023 is expected to be approximately $1.0 million, representing growth of approximately 31% compared to $765 thousand during the fourth quarter of 2022.

“We are proud of the momentum we built throughout 2023, increasing our installed base of instruments and recently launching two high-impact consumable kits: the F3 flow cells and Max Read flow cells,” said Drew Spaventa, Chairman and Chief Executive Officer of Singular Genomics. “In 2024, we look forward to aggressively building our installed base of instruments, bringing exciting new products to market, and delivering exceptional service to our customers.”

These preliminary results are based on management’s initial analysis of operations for the fourth quarter of 2023 and are subject to further internal review and audit by Singular Genomics’ external auditors. Singular Genomics plans to release its full fourth quarter and 2023 financial results in March 2024.

About Singular Genomics Systems, Inc.

Singular Genomics is a life science technology company that develops next-generation sequencing and multiomics technologies. The commercially available G4 Sequencing Platform is a powerful, highly versatile benchtop genomic sequencer designed to produce fast and accurate results. In addition, Singular Genomics commenced development of the PX system, which leverages Singular’s proprietary sequencing technology, applying it as an in situ readout to look at RNA and proteins in single cells and tissue. Singular Genomics’ mission is to empower researchers and clinicians to advance science and medicine. Visit www.singulargenomics.com for more information.

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Forward-Looking Statements

Certain statements contained in this press release, other than historical information, constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding: (i) our preliminary unaudited revenue estimate for the fourth quarter of 2023; (ii) our expectations regarding future revenue and the future adoption and utilization of our technology; (iii) our ability to successfully manufacture, commercialize and support the G4 and our flow cell kits in accordance with our timelines, objectives and specifications; and (iv) quotes of management. Any such forward-looking statements are based on our management’s current expectations and are subject to risks and uncertainties that could cause our actual future results to differ materially from our management’s current expectations or those implied by our forward-looking statements. These risks and uncertainties include, but are not limited to, the following: (i) our preliminary unaudited revenue estimate for the fourth quarter of 2023 is subject to material changes and adjustments as we complete our financial closing procedures and our financial statements are reviewed and audited by our external auditors; (ii) we have incurred significant losses since inception, we expect to incur significant losses in the future and we may not be able to generate sufficient revenue to achieve and maintain profitability; (iii) we have very little history manufacturing and commercializing our products or technology; (iv) the life sciences technology market is highly competitive, and if we fail to compete effectively, our business and operating results will suffer; (v) if we are sued for infringing, misappropriating or otherwise violating intellectual property rights of third parties, such litigation could be costly and time consuming and could prevent or delay us from developing or commercializing our products; (vi) if our products fail to achieve early customer and scientific acceptance, we may not be able to achieve broader market acceptance for our products, and our revenues and prospects may be harmed; (vii) we expect to be highly dependent upon revenue generated from the sale of the G4 and future products, and any delay or failure by us to successfully manufacture and commercialize the G4 and future products could have a substantial adverse effect on our business and results of operations; and (viii) recent macroeconomic challenges such as inflation and rising interest rates may materially and adversely impact our business, operations, product manufacturing and commercialization objectives. These and other risk factors that may affect our future results of operations are identified and described in more detail in our most recent filings on Forms 10-K and 10-Q and in other filings that we make with the SEC from time to time, including our Quarterly Report on Form 10-Q for the period ended September 30, 2023, filed with the SEC on November 14, 2023. Accordingly, you should not rely on forward-looking statements as predictions of future events or our future performance. Except as required by law, we undertake no obligation to update publicly or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Investor Contact

Matt Clawson

949-370-8500

ir@singulargenomics.com

Media Contact

Dan Budwick, 1AB

973-271-6085

dan@1abmedia.com